UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
August 31, 2010

Commission File Number: 0-29195

WAYTRONX, INC.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 7.01	Regulation FD Disclosure

Effective August 27, 2010, the Company closed and funded a $4.0 million term note with the Business Credit division of Wells Fargo Capital Finance, part of Wells Fargo & Company. This note completes the funding of an $8.0 million credit facility with Wells Fargo Capital Finance and ends the company’s relationship with The Commerce Bank of Oregon. By successfully completing the credit facility with Wells Fargo Capital Finance, the company has replaced its banking relationships with both Key Bank and the Commerce Bank of Oregon and is now in full compliance with all relevant financial covenants.

On August 31, 2010 the Company issued a press release announcing the banking relationship transfer.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this report furnished pursuant to Items 1.01, 2.03 and 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references Items 1.01, 2.03 and 7.01 of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 31st day of August 2010.

Waytronx, Inc.

Date	By:	/s/ William J. Clough,
William J. Clough, CEO/President